UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 6, 2014

BORNEO RESOURCE INVESTMENTS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54707	20-3724019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19125 North Creek Parkway, Suite 120
Bothell, Washington 98011
(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 329-2622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 5.02, which disclosures are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2014, Borneo Resource Investments Ltd. (the “Company”) entered into the First Amendment (the “First Amendment”) to the Common Stock Purchase Warrant with R. Scott Chaykin, its Chief Financial Officer. The Common Stock Purchase Warrant (the “Warrant”), which was issued on December 17, 2013, was exercisable immediately from the date of grant until it expired at the end of its five-year term. In accordance with the terms of the First Amendment, the Warrant may not be exercised until December 17, 2016. The other terms of warrant remain unchanged. As additional consideration for entering into this First Amendment, the Company shall pay Mr. Chaykin a total of $15,000. The other terms of warrant remain unchanged.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to the Common Stock Purchase Warrant, dated June 6, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borneo Resource Investments Ltd.

Date: June 12, 2014	By:	/s/ Nils A. Ollquist
Nils A. Ollquist
President and Chief Executive Officer

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